Exhibit 4.10.1

Ministry of the Russian Federation for Telecommunications and Information Technologies

Amendment No. 1 to

License No. 19979 (series A 019335)

of November 09. 2001

To amend section Legal Address on the title page of the License to read as follows:

“10, 8 Marta street, bldg. 14, Moscow 127083”

First Deputy Minister of the Russian Federation for Telecommunications and Information Technologies	[Signature]	Yu.A. Pavlenko

June 13, 2002

Deputy Head of the Department of the Organization of Licensing Activity	[Signature]	B.V. Vorobyov
[Seal]